EXHIBIT 99.1

GENVOR INC.

CONSOLIDATED FINANCIAL STATEMENTS AS OF

AND FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

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Your Vision Our Focus

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors and Stockholders of Genvor Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Genvor Inc. (the "Company") as of December 31, 2021 and 2020 and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position for the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses since inception, negative cash flows from operations and an accumulated deficit. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Turner, Stone & Company, L.L.P.

We have served as the Company's auditor since 2020.

Dallas, Texas
May 6, 2022

Turner, Stone & Company, L.L.P.
Accountants and Consultants

12700 Park Central Drive, Suite 1400
Dallas, Texas 75251
Telephone: 972-239-1660/Facsimile: 972-239-1665
Toll Free: 877-853-4195
Web site: turnerstone.com

INAA GROUP
INTERNATIONAL ASSOCIATION OF ACCOUNTANTS AND AUDITORS

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GENVOR INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2021 AND 2020

	2021	2020

ASSETS

CURRENT ASSETS
Cash	$384,621	$147,973
Prepaid professional fees	1,331	-
Prepaid costs for reverse capitalization (Note 8)	150,000	50,000
Total current assets	535,952	197,973

OTHER ASSETS
Furniture and equipment, net of accumulated depreciation of $3,895 and $2,063, respectively	18,939	20,771
Receivables from related parties (Note 7)	27,579	2,000
Agromed patent (Note 3)	-	264,828
Right of use lease (Note 6)	-	13,480

TOTAL ASSETS	$582,470	$499,052

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$22,182	$-
Advance payable from related party (Note 7)	-	3,575
Accrued payroll (Note 6)	396,057	175,800
Accrued interest payable	145,573	64,448
USDA CRADA liability (Note 6)	246,400	173,600
Right of use lease liability (Note 6)	-	13,480
Commercial loan (Note 3)	48,750	48,750
Payable for patent (Note 3)	-	150,000
Notes payable, net of discount of $17,500 and $-0-, respectively, short-term (Note 3)	1,583,500	1,077,000
Total current liabilities	2,442,462	1,706,653

LONG-TERM LIABILITIES
Notes payable, net of discount of $5,833 and $-0-, respectively, long-term (Note 3)
TOTAL LIABILITIES	2,786,629	2,056,653

COMMITMENTS AND CONTINGENCIES (Note 6)

STOCKHOLDERS' DEFICIT
Common stock, $0.0001 par value, 50,000,000 shares authorized, 26,025,020 and 20,000,000 shares issued and outstanding, respectively	2,603	2,000
Additional paid in capital	9,566,040	6,773,677
Accumulated deficit	(11,772,802)	(8,333,278)
Total stockholders' deficit	(2,204,159)	(1,557,601)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$582,470	$499,052

The accompanying notes are an integral part of these consolidated financial statements.

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GENVOR INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

REVENUE	$-	$-

OPERATING EXPENSES
Administrative costs	38,328	68,518
Contract payroll	390,000	251,800
Stock compensation	2,222,961	5,819,595
Meals and entertainment	61,668	39,446
Professional fees	89,640	91,504
Rent expense	32,333	26,215
Related party, NBFL (Note 7)	-	10,000
Research and development	226,448	180,084
Travel expense	40,526	16,993
Total operating expenses	3,101,904	6,504,155

LOSS FROM OPERATIONS	(3,101,904)	(6,504,155)

OTHER INCOME (EXPENSE)
Loss on note receivable purchase (Note 4)	-	(699,381)
Loss on Agromed acquisition failure (Note 3)	(114,828)	-
Interest expense	(102,792)	(230,163)
Late fee	(120,000)	(120,000)
Total other expense	(337,620)	(1,049,544)

LOSS BEFORE INCOME TAXES	(3,439,524)	(7,553,699)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(3,439,524)	$(7,553,699)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING BASIC AND DILUTED	22,493,382	7,059,431

NET LOSS PER SHARE - BASIC AND DILUTED	$(0.15)	$(1.07)

 The accompanying notes are an integral part of these consolidated financial statements.

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GENVOR INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

			Additional
	Common Stock		Paid In	Accumulated
	Shares	Amount	Capital	Deficit	Total

January 1, 2020	5,024,000	$502	$41,471	$(779,579)	$(737,606)

Founder shares issued (Note 7)	11,137,833	1,114	5,559,453	-	5,560,567

Shares issued in exchange (Note 4)	2,808,067	281	699,100	-	699,381

Shares issued for services (Note 4)	600,000	60	258,968	-	259,028

Purchase and exercise of warrants (Note 4)	200,100	20	99,880	-	99,900

Purchase of patent (Notes 3 and 4)	230,000	23	114,805	-	114,828

Net loss	-	-	-	(7,553,699)	(7,553,699)

December 31, 2020	20,000,000	2,000	6,773,677	(8,333,278)	(1,557,601)

Stock issued for services	3,150,000	315	1,522,698	-	1,523,013

Options issued for services	-	-	699,948	-	699,948

Exercise of options	1,400,000	140	(140)	-	-

Shares issued for cash	1,475,020	148	569,857	-	570,005

Net loss	-	-	-	(3,439,524)	(3,439,524)

December 31, 2021	26,025,020	$2,603	$9,566,040	$(11,772,802)	$(2,204,159)

 The accompanying notes are an integral part of these consolidated financial statements.

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GENVOR INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,439,524)	$(7,553,699)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	1,832	1,832
Interest expense capitalized into notes payable	10,000	187,000
Late fee capitalized into notes payable	120,000	120,000
Loss on Agromed acquisition failure	114,828	-
Common stock and options issued for services	2,222,961	5,819,595
Amortization of debt discount	11,667	-
Loss on note receivable purchase	-	699,381
Change in assets and liabilities
(Increase) decrease in prepaid expenses	(1,331)	-
(Increase) decrease in prepaid costs for reverse capitalization	(100,000)	(50,000)
Increase (decrease) in accounts payable	22,182	-
Increase (decrease) in accrued interest payable	81,125	43,163
Increase (decrease) in accrued payroll	220,257	103,800
Increase (decrease) in USDA CRADA liability	72,800	173,600
Net cash used in operating activities	(663,203)	(455,328)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	-	(18,237)
Net cash used in investing activities	-	(18,237)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	365,000	440,000
Payments of notes payable	(6,000)	(5,000)
Payments of receivable from related parties	(25,579)	-
Proceeds from commercial loan	-	48,750
Proceeds from sale and exercise of warrants	-	99,900
Proceeds from sale of common stock	570,005	-
Repayments of advances payable from related parties	(3,575)	(1,425)
Repayments of advances receivable from related parties	-	(5,000)
Proceeds from advances receivable from related parties	-	3,000
Net cash provided by financing activities	899,851	580,225

NET INCREASE IN CASH	236,648	106,660
CASH - BEGINNING OF YEAR	147,973	41,313

CASH - END OF YEAR	$384,621	$147,973

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Discount on note payable	$35,000	$-
Right of use, lease asset and liability	$13,480	$20,220
Payable for patent	$-	$150,000
Shares issued for patent	$-	$114,828
Shares issued exercise of options	$140	$-

The accompanying notes are an integral part of these consolidated financial statements.

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NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Genvor Inc. (“we” or “the Company” or “Genvor”) was incorporated under the laws of the State of Delaware on April 4, 2019, as Nexion Biosciences Inc. On January 22, 2020, we changed our name to Genvor Inc. Genvor develops plant-based defense technology designed to help farmers achieve global food security.

During May 2019, the Company acquired Nexion Biosciences LLC (“NBLLC”) from a founder for nominal consideration as a wholly owned subsidiary. NBLLC was formed in the state of Delaware on December 28, 2018 (“inception”).  The consolidated financial statements of the Company include the accounts of Genvor Inc. and its wholly owned subsidiary NBLLC. Intercompany accounts and transactions have been eliminated upon consolidation.

Basis of Presentation

This summary of significant accounting policies is presented to assist in understanding the Company’s consolidated financial statements. These accounting policies conform to accounting principles, generally accepted in the United States of America (GAAP) and have been consistently applied in the preparation of the consolidated financial statements.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. At December 31, 2021 the Company had an accumulated deficit of $11,772,802.  For the year ended December 31, 2021, the Company recognized a net loss of $3,439,524 and had net cash used in operating activities of $663,203, with no revenues earned, and a lack of operational history. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is attempting to generate revenues, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of additional public and/or private offerings of its stock. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with maturity of three months or less, when purchased, to be cash equivalents.  There were no cash equivalents as of December 31, 2021 and 2020.

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The Company maintains its cash balances at one financial institution that is insured by the Federal Deposit Insurance Corporation. At December 31, 2021 and 2020, $133,121 and $-0-, respectively, of the Company’s cash balances were in excess of federally insured limits.

Cash Flow Reporting

The Company follows ASC 230, Statement of Cash Flows, for cash flow reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“indirect method”) as defined by ASC 230, Statement of Cash Flows, to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.

Fair Value of Financial Instruments

The carrying amount reported in the balance sheets for cash, prepaid expenses, receivables, accounts payable, accrued expenses, and notes payable approximate fair value because of the immediate or short-term maturity of these financial instruments. The Company does not utilize derivative instruments.

ASC 820, Fair Value Measurements and Disclosures, defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

Level 1  Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities

Level 2  Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3  Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2021 and 2020. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments.

Financial Instruments

The Company’s financial instruments include cash and cash equivalents, payables, and accrued interest and short-term and long-term notes payable and are accounted for under the provisions of ASC 825, Financial Instruments. The carrying amount of these financial instruments, as reflected in the accompanying consolidated balance sheet, approximates fair value.

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Fixed Assets

Furniture and equipment are stated at cost. Depreciation is provided by the straight-line method over the useful lives of the related assets, approximately seven years. Expenditures for minor enhancements and maintenance are expensed as incurred.

Long-lived Assets

The Company's long-lived assets and other assets (consisting of furniture and equipment and a patent) are reviewed for impairment in accordance with the guidance of the ASC 360, Property, Plant, and Equipment, and ASC 205, Presentation of Financial Statements. The Company tests for impairment losses on long-lived assets used in operations whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of an asset to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the asset. If such asset is considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair value. Impairment evaluations involve management's estimates on asset useful lives and future cash flows. Actual useful lives and cash flows could be different from those estimated by management which could have a material effect on our reporting results and financial positions. Fair value is determined through various valuation techniques including discounted cash flow models, quoted market values and third-party independent appraisals, as considered necessary. During the years ended December 31, 2021 and 2020, the Company had not experienced impairment losses on its long-lived assets.

Research and Development

The Company expenses the cost of research and development as incurred. Research and development expenses consist primarily of professional service costs associated with the development of the plant-based defense technology products.

Patents

Any patent costs for internally developed patents will be expensed as incurred. Costs to maintain and defend patents are recorded as administrative expenses in the statement of operations.

Purchased patents are recorded at cost and reviewed for impairment in accordance with the guidance of the ASC 360, Property, Plant, and Equipment, and ASC 205, Presentation of Financial Statements.

Income Taxes

The Company accounts for income taxes utilizing the liability method of accounting. Under the liability method, deferred taxes are determined based on differences between financial statement and tax bases of assets and liabilities at enacted tax rates in effect in years in which differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to amounts that are expected to be realized.

The Company follows ASC 740-10, Accounting for Uncertainty in Income Taxes. This interpretation requires recognition and measurement of uncertain income tax positions using a “more-likely-than-not” approach. The Company has adopted ASC 740-10, and evaluates its tax positions on an annual basis, and as of December 31, 2021, no additional accrual for income taxes is necessary. The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits expected to result in payment of cash within one year are classified as accrued liabilities, while those expected beyond one year are classified as other liabilities. No interest or penalties have been recorded since its inception. The Company is required to file income tax returns in the U.S. federal tax jurisdiction and in various state tax jurisdictions and the prior three fiscal years remain open for examination by federal and/or state tax jurisdictions. The Company is currently not under examination by any other tax jurisdictions for any tax year.

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Stock-Based Compensation

The Company measures compensation cost for all employee stock-based awards at their fair values on the date of grant. Stock-based awards issued to non-employees are measured at their fair values on the date of grant and are re-measured at each reporting period through their vesting dates, as applicable. The fair value of stock-based awards is recognized as expense over the service period, net of estimated forfeitures, using the straight-line method.

(Loss) Income Per Share of Common Stock

Basic net loss/income per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options, warrants and convertible notes. Common stock equivalents are not included in the computation of diluted earnings per share when the Company reports a loss because to do so would be anti-dilutive for periods presented. The Company had total potential additional dilutive securities outstanding at December 31, 2021 and 2020, as follows:

Instrument	2021	2020
Convertible debt	1,887,923	1,056,923
Options	10,000	10,000
	1,897,923	1,066,923

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470- 20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for certain financial instruments with characteristics of liabilities and equity. This ASU (1) simplifies the accounting for convertible debt instruments and convertible preferred stock by removing the existing guidance in ASC 470-20, Debt: Debt with Conversion and Other Options, that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock; (2) revises the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification; and (3) revises the guidance in ASC 260, Earnings Per Share, to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method.

In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. For SEC filers, excluding smaller reporting companies, ASU 2020-06 is effective for fiscal years beginning after December 15, 2021 including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020. For all other entities, ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Entities should adopt the guidance as of the beginning of the fiscal year of adoption and cannot adopt the guidance in an interim reporting period. The Company is currently evaluating the impact that ASU 2020-06 may have on its consolidated financial statements and related disclosures.

During the year ended December 31, 2021, there were several new accounting pronouncements issued by the FASB. Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s consolidated financial statements.

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NOTE 3 – BORROWINGS

Commercial Loan

On April 9, 2020, the Company received a loan from the Small Business Administration pursuant to the Paycheck Protection Program (PPP) in the principal amount of $48,750. The note bears interest at a variable rate of approximately 1% and matures in April 2022. The principal amount of the loan was based on the consulting agreement salary between NBFL and the CEO. Since a lower salary has been paid to the CEO, the Company may have incorrectly calculated the PPP loan and therefore may be required to return funds on demand.

Payable for Patent

On August 22, 2020, the Company completed an acquisition of Agromed LLC (Agromed) in a transaction accounted for under the asset purchase method of accounting, whereby the assets acquired and the liabilities, if any assumed, are to be valued at fair value, and compared to the fair value of the consideration given to identify if there are any identifiable intangible assets to be recognized as a result of the transaction. The recorded cost of this acquisition was based upon the fair value of the assets and liabilities acquired. Agromed only held one patent and two applications for patents and had no sales, employees, or customers as of the acquisition date. As consideration for Agromed, the Company was to pay $150,000 by March 31, 2021 and issued 230,000 shares of the Company’s common stock valued at $114,828. Accordingly, the patent was recorded at $264,828 on the date of acquisition. Subsequently, it was discovered that the patent had been transferred to another prior to August 2020. As a result, the Company is no longer honoring the agreement to pay $150,000 but decided to let the seller retain the shares. The $150,000 note payable was written off along with the patent during the quarter ended September 30, 2021, resulting in a loss on the failed acquisition of $114,828 in the accompanying consolidated statement of operations.

Notes Payable

From time to time, the Company enters into unsecured notes payable with individual investors. Only Noteholder E (below) has security in the form of a personal guarantee by the CEO and prior consultant (Note 6).  The terms of these notes are listed below. Several of the notes are convertible into shares of the Company’s common stock as detailed in the following schedule.

Noteholder	Origination	Maturity	Interest Rate	Loan Balance		Number of shares the note is convertible into
Noteholder A	2019	12/31/2021*	0%	$217,000		n/a
Noteholder B	03/19/19	4/29/2019*	20%	360,000		n/a
Noteholder C	03/01/19	2/29/2020*	18%	32,500		n/a
Noteholder D	04/29/19	unspecified	0%	300,000		30,000
Noteholder E	08/01/19	8/31/2019*	0%	37,500		n/a
Noteholder F	07/22/19	7/22/2021*	14%	50,000		76,923
Noteholder G	08/09/19	8/9/2021*	14%	50,000		100,000
Noteholder H	11/21/19	11/21/2021*	14%	50,000		100,000
Noteholder I	11/22/19	11/22/2021*	14%	10,000		20,000
Noteholder J	02/27/20	04/30/20*	0%	2,500	**	5,000
Noteholder K	07/31/20	07/31/22	10%	75,000		150,000
Noteholder L	08/18/20	08/18/22	10%	50,000		125,000
Noteholder M	07/31/20	07/31/22	10%	75,000		150,000
Noteholder N	10/06/20	10/06/22	10%	25,000		50,000
Noteholder O	10/15/20	10/15/22	10%	25,000		50,000
Noteholder P	10/26/20	10/26/22	10%	25,000		50,000

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Noteholder Q	10/23/20	10/23/22	10%	25,000	50,000
Noteholder R	10/28/20	10/28/22	10%	50,000	100,000
Noteholder S	12/30/20	06/01/21*	3%	81,500	n/a
Noteholder T	01/05/21	06/30/21*	0%	60,000	101,000
Noteholder R	02/17/21	02/17/23	10%	25,000	50,000
Noteholder U	04/20/21	04/20/23	0%	10,000	25,000
Noteholder V	04/20/21	04/20/23	10%	30,000	60,000
Noteholder W	04/20/21	04/20/23	10%	50,000	125,000
Noteholder X	05/06/21	05/06/23	10%	25,000	50,000
Noteholder Y	05/06/21	05/06/23	10%	25,000	50,000
Noteholder Z	05/06/21	05/06/23	10%	10,000	20,000
Noteholder K	05/20/21	05/20/23	10%	25,000	50,000
Noteholder M	05/26/21	05/26/23	10%	25,000	50,000
Noteholder O	06/07/21	06/07/23	10%	25,000	50,000
Noteholder AA	08/03/21	08/03/23	10%	12,500	25,000
Noteholder BB	07/27/21	07/27/23	10%	25,000	50,000
Noteholder CC	08/03/21	08/03/23	10%	12,500	25,000
Noteholder DD	08/17/21	08/17/23	10%	50,000	100,000
				$1,951,000	1,887,923

________

* past-due at December 31, 2021

** Note is payable in a combination of $2,500-$6,000 cash and 5,000 to 15,000 shares

The notes do not have default provisions except as follows:

•	Noteholder B – the default penalty is $10,000 each month the note goes unpaid.
•	Noteholder C – the interest rate begins accruing at 18% per annum.

Future maturities of the notes payable are as follows:

2022	$350,000
2023	350,000
Total	$700,000

Interest expense totaled $102,792 and $230,163, respectively, for the years ended December 31, 2021 and 2020, including default penalties. Late fees totaled $120,000 and $120,000, respectively, for the years ended December 31, 2021 and 2020.

NOTE 4 – STOCKHOLDERS’ DEFICIT

Upon incorporation the Company had 10,000,000 shares of common stock authorized. On June 1, 2020, the Company increased the authorized shares to 20,000,000. During April 2022 and January 2021, the Company increased the authorized shares to 50,000,000 and 30,000,000, respectively. All common stock shares are non-assessable and have one vote per share.

On July 22, 2019 the Company issued a private placement memorandum (PPM) to raise $650,000 by offering $10,000 unsecured promissory notes. The promissory notes have a 24-month term, carry an interest rate of 14%, and are convertible into 15,384.61 shares of common stock upon an initial public offering of the Company or at maturity (Note 3). Subsequent to December 31, 2021, the Company received conversion notices to settle some of these notes as summarized in Note 8.

On July 24, 2020 the Company issued a PPM to raise $1,000,000 by offering $50,000 unsecured promissory notes. The promissory notes have a 24-month term, carry an interest rate of 10%, and are convertible into 100,000 shares of common stock at any time (Note 3). Subsequent to December 31, 2021, the Company received conversion notices to settle some of these notes as summarized in Note 8.

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On August 22, 2020, the Company issued 230,000 shares of common stock valued at $114,828 as partial payment for the Agromed patent and two other patent applications. Although the patent acquisition fell through, management decided to let the seller retain the shares (Note 3).

During the years ended December 31, 2021 and 2020, the Company issued 3,150,000 and 600,000 shares of common stock, respectively, for business advisory services received, valued at $1,523,013 and $259,028, respectively (Note 6).

Stock Options and Warrants

During 2019, as an inducement for debt, the Company issued a stock option to Noteholder E for 10,000 shares of common stock at the time of the Company’s initial public offering (IPO). The cost of the option was $1.00 and provides for a 50% discount to the initial opening stock price. Since the IPO has yet to take place and the Company had minimal assets at the time of issuance, the option was valued at $nil.

On April 22, 2020 the Company sold three warrants at $33,300 for the purchase of 66,700 shares of common stock each. These warrants were immediately exercised, and 200,100 shares were issued.

On January 4, 2021, the Company entered into a consulting agreement for product development and marketing services. As part of the agreement, 600,000 option shares were issued at signing. An additional 100,000 option shares are earned monthly through August 2021. Although the IPO is still pending, since the Company sold warrants at $.50 during 2020, these options were valued at $.50. On December 20, 2021 the consultant elected to convert all 1,400,000 option shares into 1,400,000 shares of common stock.

The Company estimated the fair value of the 2021 options based on weighted probabilities of assumptions used in the Black Scholes pricing model. At issuance, the fair value of the options was estimated using the following weighted-average inputs: the price of the Company’s common stock of $0.50; a risk-free interest rate of 0.10%, and expected volatility of the Company’s common stock of 500%, an exercise price of $.0001, and terms under one year.

Transfer and Exchange Agreements

During the year ended December 31, 2020, the Company entered into a transfer and exchange agreements with individuals to issue 2,808,067 shares of common stock for the note receivable held in NBFL. Since NBFL has minimal assets and was dissolved during the year ended December 31, 2019, these notes receivable were immediately written-off. On April 22, 2020 there were three sales of common stock at $0.50. Accordingly, any stock issuances pursuant to transfer and exchange agreements that were executed since the sale of common stock, are valued at $0.50, which totaled $699,381. This resulted in a $699,381 loss on note receivable purchase for the year ended December 31, 2020.

NOTE 5 – FEDERAL INCOME TAX

The Company accounts for income taxes under ASC 740-10, which provides for an asset and liability approach of accounting for income taxes. Under this approach, deferred tax assets and liabilities are recognized based on anticipated future tax consequences, using currently enacted tax laws, attributed to temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts calculated for income tax purposes. The provision (benefit) for income taxes for the years ended December 31, 2021 and 2020 assumes a 21% effective tax rate for federal income taxes.

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At December 31, 2021 and 2020, the Company had approximately $2,451,000 and $1,750,000, respectively, in federal and state tax loss carryforwards that can be utilized in future periods to reduce taxable income. Pursuant to Internal Revenue Code Section 382, the future utilization of our net operating loss carryforwards to offset future taxable income may be subject to an annual limitation as a result of ownership changes that may have occurred previously or that could occur in the future. The components of income tax expense for the years ended December 31, 2021 and 2020 consist of the following:

	2021	2020
Federal tax statutory rate	21.0%	21.0%
Temporary differences	-2.0%	-0.4%
Permanent differences	-19.2%	-19.2%
Valuation allowance	0.2%	-1.4%
Effective rate	0.0%	0.0%

Significant components of the Company’s deferred tax assets as of December 31, 2021 and 2020 are summarized below.

	2021	2020
Net operating loss carryforwards	$2,451,000	$1,750,000
Temporary differences	(68,000)	(31,000)
Permanent differences	(640,000)	(1,447,000)
Valuation allowance	(1,743,000)	(272,000)

The Company provides for a valuation allowance when it is more likely than not that it will not realize a portion of the deferred tax assets. The Company has established a valuation allowance against the net deferred tax asset due to the uncertainty that enough taxable income will be generated in those taxing jurisdictions to utilize the assets. Therefore, we have not reflected any benefit of such deferred tax assets in the accompanying financial statements. Our net deferred tax asset and valuation allowance increased by $1,471,000 and $200,000 during the years ending December 31, 2021 and 2020, respectively.

To the extent that the tax deduction is included in a net operating loss carry forward and is in excess of amounts recognized for book purposes, no benefit will be recognized until the loss carry forward is recognized. Upon utilization and realization of the carry forward, the corresponding change in the deferred asset and valuation allowance will be recorded as additional paid-in capital.

Besides Form 1099s awaiting filing for the stock-based compensation included as a reconciling item for deferred tax assets, the Company did not identify any uncertain tax positions on tax returns that will be filed. The tax return for the year ended December 31, 2021 has not yet been filed and is open for potential examination.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Consulting Agreements

During the years ended December 31, 2021 and 2020, the Company paid the CEO $73,000 and $103,700, respectively, pursuant to a consulting agreement carried over from related party NBFL (Note 7). The agreement provides for an annual salary of $150,000 which increases based on certain capital raise thresholds. At December 31, 2021 and 2020, accrued payroll owed to the CEO totaled $195,000 and $125,000, respectively, as presented in the accompanying consolidated balance sheets.

During the year ended December 31, 2019 until May 2020, the Company received business development assistance pursuant to a consulting agreement. The consulting agreement provided for a monthly salary of $6,500 in addition to monthly share issuances of NBLLC common stock. Since no shares were issued to the consultant until after the acquisition of NBLLC by Genvor, Company shares were issued in satisfaction of this agreement. The total common stock issued pursuant to this agreement were 100,000 shares valued at $9,403 during the year ended December 31, 2020.

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On July 24, 2020, the Company entered into a consulting agreement for business development activities, networking, negotiations, and strategic planning. The compensation pursuant to the agreement is $20,000 monthly. During the years ended December 31, 2021 and 2020, $96,500 and $42,500, respectively, was paid to the consultant leaving $201,000 and $57,500, respectively, outstanding at December 31, 2021 and 2020 which is included in accrued payroll on the accompanying consolidated balance sheets. Additionally, 1,000,000 shares were issued to the consultant, valued at $449,625 (Note 4).

On January 14, 2021, the Company entered into two consulting agreements for strategic advisory services to be provided through December 31, 2021. The compensation per the two agreements provided for the issuance of 1,700,000 and 450,000 shares of common stock. The stock compensation to these two advisors totaled $1,073,388.

Office Lease

The Company entered into a sublease agreement with the above consultant effective August 1, 2019 subject to the terms and conditions of the office lease held by the consultant at 15540 Quorum Drive #2624, Addison, Texas. On January 1, 2019 the Company adopted ASC 842 requiring this lease to be recorded as an asset and corresponding liability on its balance sheet. The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease.  A discount rate was not used in the determination of the right of use asset and liability, since its effect would not be significant. The lease moved to a month-to-month basis beginning in September 2021 at $2,810 per month in addition to common area maintenance charges. During the years ended December 31, 2021 and 2020 we incurred $21,705 and $26,215, respectively, in office rental expense.

Research and Development Agreement

During September 2020, the Company assumed a Cooperative Research And Development Agreement (CRADA) with the United States Department of Agriculture (USDA), Agricultural Research Service (ARS) (Note 7). Under this agreement, the Company committed to funding the remaining amount due. As of December 31, 2021 and 2020, $246,400 and $173,600, respectively, remained outstanding and is presented in the accompanying consolidated balance sheets as USDA CRADA liability.

Reverse Capitalization

On January 11, 2021, the Company entered into an Exchange Agreement (the “Purchase Agreement”) with Allure Worldwide, Inc., a Nevada corporation (“Allure”) to be acquired (the “Acquisition”) by Allure in consideration of (i) the payment of $150,000 by the Company to Allure (Note 4); (ii) Allure’s founding shareholders transferring 19,000,000 shares of common stock to the Company’s shareholders, constituting 95% of Allure’s 20,000,000 total outstanding shares; and (iii) Allure’s founding shareholders retaining 1,000,000 shares of Allure’s common stock. Pursuant to the Purchase Agreement, after closing of the Acquisition and for a period of two years following commencement of trading of Allure’s common stock, the parties agreed that Allure will make additional issuances of Allure’s common stock to the founding shareholders to ensure that in the aggregate they maintain their 5% ownership of Allure’s outstanding common stock. During the year ended December 31, 2021, the Company paid $100,000 in anticipation of closing the Purchase Agreement in addition to $50,000 paid during the year ended December 31, 2020 (Note 8).

NOTE 7 – RELATED PARTY TRANSACTIONS

Share Issuances to the Board of Directors

During the year ended December 31, 2020, the Board of Directors allocated 11,137,833 shares of common stock among the three founders. These issuances were valued at $.50 per share based on a third-party sale of common stock (Note 4), totaling $5,560,567.

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Nexion Biosciences, Inc. (NBFL)

During August 2018, Nexion Biosciences, Inc., organized in the state of Florida (NBFL) (a related party), entered into a CRADA with the USDA ARS. This agreement provides for the award amount of $462,600 to be paid to ARS by NBFL over a three-year period for certain research services. During 2019 NBFL was dissolved and on September 16, 2020, an amendment was made to the CRADA to change the responsible party from NBFL to the Company (Note 6).

During the period from January 1, 2020 through September 16, 2020 (date the CRADA amendment was effective) the Company made payments to ARS on behalf of the related party totaling $10,000.

Services from Related Parties

The daughter of the CEO and Board member was paid $9,325 and $22,000, respectively, for clerical services provided during the years ended December 31, 2021 and 2020.

Advance payable from CEO and Director

During the year ended December 31, 2019, the Company’s CEO advanced $5,000 to the Company. During the year ended December 31, 2020, $1,425 was repaid resulting in a balance to the CEO totaling $3,575 at December 31, 2020. During the year ended December 31, 2021, the CEO advanced $991 and was repaid the full amount by December 31, 2021. The advance is non-interest bearing and due upon demand.

Receivables from Related Parties

During the year ended December 31, 2020, one of the Company’s directors advanced the Company $3,000. Later that year, $5,000 was repaid leaving a total $2,000 receivable from the director at December 31, 2021 and 2020, respectively.

During the year ended December 31, 2021, the Company paid filing fees and audit related fees totaling $4,026 and $21,553, respectively, on behalf of Allure (Notes 6 and 8). Accordingly, these are included in the receivables from related parties in the accompanying consolidated balance sheets.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet through the date of this filing and determined there were no events to disclose except the following.

Reverse Capitalization

On March 2, 2022, the Company and Allure entered into a merger agreement (the “Merger Agreement”) to consummate the Acquisition (Note 6), and pursuant to which a wholly-owned subsidiary of Allure, Genvor Acquisition Corp., a Delaware corporation, will merge (the “Merger”) with and into the Company, with each share of the Company’s common stock issued immediately prior to the time of the merger automatically converted into the right to receive one share of common stock of Allure. Allure anticipates filing a certificate of merger to effect the Acquisition and Merger as soon as audited financial statements of the Company as of and for the year ending December 31, 2021, and interim financial statements for the quarter ending March 31, 2022, have been completed.

Stock Issued for Cash

During January and February 2022, the Company entered into six stock purchase agreements (SPA) for the issuance of a total of 280,000 shares of common stock at $0.50. The proceeds received under these SPAs totaled $140,000.

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Stock Issued for Services

On March 8, 2022, the Board of Directors authorized the issuance of 2,000,000 shares of common stock to each of the three directors. These issuances were valued at $.50 per share based on a third-party sale of common stock, totaling $3,000,000.

During January and February 2022, additional shares of common stock were issued to Good Works Funding to settle amounts owed under the compensation agreement (Note 6). A total of 251,500 shares were issued valued at $.50 per share based on the latest third-party sale of common stock, for a total of $125,750 reduction in her outstanding accrued payroll.

Stock Issued as Incentive

On February 18, 2022, the Company issued 25,000 shares of common stock to two investors. Based upon the latest third-party sale of common stock, these shares were valued at $.50 per share, or $12,500, and recorded to interest expense.

Promissory Notes Converted

Subsequent to December 31, 2021, the Company entered into several note settlement agreements with noteholders to convert their outstanding note balance and accrued interest into shares of common stock. The following is a summary:

Noteholder	Date Converted	Principal	Interest	Shares
Noteholder T	2/1/2022	$60,000	$-	130,000
Noteholder R	3/10/2022	75,000	9,418	163,530
Noteholder K	3/10/2022	75,000	12,043	174,086
Noteholder BB	3/10/2022	25,000	1,507	53,015
Noteholder Q	3/11/2022	25,000	3,389	56,779
Noteholder K	3/12/2022	25,000	2,035	54,070
Noteholder N	3/13/2022	25,000	3,598	57,195
Noteholder P	4/3/2022	25,000	3,542	57,083
Noteholder M	4/7/2022	75,000	12,187	174,373
Noteholder M	4/21/2022	12,500	1,042	27,083
Noteholder L	4/25/2022	50,000	8,125	141,250
Noteholder W	4/27/2022	50,000	8,333	141,667
Noteholder F	4/28/2022	50,000	19,370	115,663
Noteholder H	4/29/2022	50,000	17,049	134,099
Noteholder CC	4/29/2022	12,500	928	26,857
Noteholder S	4/30/2022	81,500	5,319	173,637
Noteholder V	4/30/2022	30,000	3,103	66,206
Noteholder O	5/1/2022	25,000	3,822	57,644
Noteholder U	5/2/2022	10,000	-	25,000
Noteholder X	5/2/2022	25,000	2,502	55,005
Noteholder Y	5/2/2022	25,000	2,502	55,005
Noteholder Z	5/2/2022	10,000	1,001	22,002
Noteholder DD	5/3/2022	50,000	3,505	107,010
		$891,500	$124,320	2,068,259

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